As filed with the Securities and Exchange Commission on October 23, 2006

File No. 333-104262

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

PSS WORLD MEDICAL, INC.

(Exact Name of Issuer as Specified in its Charter)

Florida	59-2280364
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4345 Southpoint Boulevard, Jacksonville, Florida 32216

(Address, including zip code, and telephone number of Principal Executive Offices)

1999 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

David A. Smith

President and Chief Executive Officer

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

(904) 332-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-104262) (the “Registration Statement”) of PSS World Medical, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 2, 2003, which registered 2,100,000 shares of the Company’s common stock to be issued to participants under the Company’s 1999 Long-Term Incentive Plan (the “Plan”).

Effective as of August 24, 2006, the Company will not grant any additional awards under the Plan. In accordance with an undertaking contained in the Registration Statement, the Company hereby removes from registration all securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 23, 2006.

PSS WORLD MEDICAL, INC.
(Registrant)

/s/ David M. Bronson
David M. Bronson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David A. Smith	President, Chief Executive	October 23, 2006
David A. Smith	Officer and Director
(Principal Executive Officer)

/s/ David M. Bronson	Executive Vice President and	October 23, 2006
David M. Bronson	Chief Financial Officer
(Principal Financial Officer)

/s/ Charles E. Adair	Director	October 23, 2006

Charles E. Adair

/s/ Alvin R. Carpenter	Director	October 23, 2006

Alvin R. Carpenter

/s/ T. O’Neal Douglas	Director	October 23, 2006

T. O’Neal Douglas

/s/ Melvin L. Hecktman	Director	October 23, 2006

Melvin L. Hecktman

/s/ Clark A. Johnson	Director	October 23, 2006

Clark A. Johnson

/s/ Delores P. Kesler	Director	October 23, 2006

Delores P. Kesler

/s/ Stephen H. Rogers	Director	October 23, 2006

Stephen H. Rogers